UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): November 29, 2006
CHAD Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

California	001-12214	34-1659805

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21622 Plummer St., Chatsworth, California	91311

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 818-882-0883
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
On November 27, 2006, CHAD Therapeutics, Inc. (the “Company”) dismissed KPMG LLP as principal accountants for the Company. On November 27, 2006, the Company engaged Rose, Snyder & Jacobs as its principal accountants. The Company’s dismissal of KPMG LLP and engagement of Rose, Snyder & Jacobs was approved by the Company’s Audit Committee.
KPMG LLP’s report on the Company’s financial statements for the two fiscal years ended March 31, 2006, and the subsequent interim period through November 27, 2006 did not contain any adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles. During the two most recent fiscal years ended March 31, 2006 and the subsequent interim period through November 27, 2006 (i) the Company had no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP would have caused them to make reference to the subject matter of the disagreements in connection with their report, and (ii) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.
A letter provided by KPMG LLP is filed as exhibit 16.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

16.1	Letter dated November 28, 2006 from KPMG LLP to the United States Securities and Exchange Commission

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAD Therapeutics, Inc.
November 29, 2006	By:	Earl L. Yager
		Name:	Earl L. Yager
		Title:	Cheif Executive Officer

CHAD Therapeutics, Inc.
November 29, 2006	By:	Tracy A. Kern
		Name:	Tracy A. Kern
		Title:	Chief Financial Officer